NEUBERGER BERMAN EQUITY FUNDS

                               INSTITUTIONAL CLASS
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A

                         Neuberger Berman Fasciano Fund


                           Neuberger Berman Focus Fund


                         Neuberger Berman Guardian Fund


                Neuberger Berman International Institutional Fund


                         Neuberger Berman Manhattan Fund


                        Neuberger Berman Millennium Fund


                         Neuberger Berman Partners Fund


                        Neuberger Berman Real Estate Fund


                          Neuberger Berman Regency Fund


                    Neuberger Berman Socially Responsive Fund


Date: January 27, 2006